CERTIFICATE OF TRUST

OF

CAPITAL GROUP TrUST #1

This Certificate of Trust of the Capital Group Trust #1 (the “Trust”) is being duly executed and filed on behalf of the Trust by the undersigned, as trustees, to form a statutory trust under the Delaware Statutory Trust Act (Title 12 of the Delaware Code, § 3801 et seq.) (the “Act”).

1.       Name: The name of the trust formed hereby is Capital Group Trust #1.

2.       Registered Office and Registered Agent: The business address of the Trust’s registered office in the State of Delaware is: 1209 Orange Street, Wilmington, Delaware 19801. The name of the Trust’s registered agent at such address is: The Corporation Trust Company.

3.       Investment Company: The Trust will become a registered investment company under the Investment Company Act of 1940, as amended (15 U.S.C. § 80a-1 et seq.), prior to or within 180 days following the first issuance of beneficial interests.

4.       Series: Pursuant to Section 3806(b)(2)of the Act, the Trust shall issue one or more series of beneficial interests having the rights and preferences set forth in the governing instrument of the Trust, as the same may be amended from time to time (each a “Series”).

5.       Notice of Limitation of Liabilities of each Series: Pursuant to Section 3804(a) of the Act, there shall be a limitation on liabilities of each Series such that: (a) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of the Trust generally or the assets of any other Series thereof; and (b) none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series thereof shall be enforceable against the assets of such Series.

6.       Effective Date: This Certificate of Trust shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned have duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

/s/ Naseem Z. Nixon
Naseem Z. Nixon, Trustee

/s/ Michael J. Triessl
Michael J. Triessl, Trustee

/s/ Erik A. Vayntrub
Erik A. Vayntrub, Trustee

CAPITAL GROUP TRUST #1

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF TRUST

Pursuant to Title 12, Section 3810(b) of the Delaware Statutory Trust Act, this Certificate of Amendment is being duly executed and filed on behalf of Capital Group Trust #1 (the “Trust”) by the undersigned, as trustees, to amend the Certificate of Trust.

1.       Amendment. The name of the Trust is hereby changed to Capital Group Core Equity ETF.

2.       Effective Date. This Certificate of Amendment shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned have duly executed this Certificate of Amendment in accordance with Section 3811(a)(2) of the Act.

/s/ Naseem Z. Nixon
Naseem Z. Nixon, Trustee

/s/ Michael J. Triessl
Michael J. Triessl, Trustee

/s/ Erik A. Vayntrub
Erik A. Vayntrub, Trustee